SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 25, 2004

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices including zip code)

(303) 837-1661
(Registrant's telephone number)

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press Release of Whiting Petroleum Corporation dated February 25, 2004.

Item 12.    Results of Operations and Financial Condition.

        On February 25, 2004, Whiting Petroleum Corporation (the “Company”) issued a press release announcing its financial and operating results for the three months and year ended December 31, 2003. A copy of such press release is furnished as Exhibit 99 and is incorporated by reference herein.

Use of Non-GAAP Measures

        The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”). The Company has also included in the Company’s earnings release the Company’s finding, development and acquisition cost per thousand cubic feet equivalent (Mcfe) for 2003 and for the four years ended December 31, 2003, which are non-GAAP financial measures.

        In the Company’s judgment, the Company’s finding, development and acquisition cost per Mcfe provides another useful comparison of the Company’s operational performance in 2003 to prior periods and to the operational performance of other companies in the industry. Specifically, the Company believes that including this measure allows investors to trend, analyze and compare in a meaningful manner the Company’s ability to replace its reserves at an attractive rate. The Company has provided within the earnings release a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

        The non-GAAP financial measures included in the Company’s earnings release are intended to supplement the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. However, the non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results or expectations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: February 25, 2004
By: /s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

    Exhibit No.                 Description

(99)	Press Release of Whiting Petroleum Corporation, dated February 25, 2004.